EXHIBIT 16

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.0001 par value per share, of NextDecade Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated:  May 21, 2019

Valinor Management, L.P.

By:	/s/ David Angstreich
Name: David Angstreich
Title: Chief Operating Officer

David Gallo

/s/ David Gallo

Valinor Associates, LLC

By:	/s/ David Angstreich
Name: David Angstreich
Title: Chief Operating Officer

Valinor Capital Partners Offshore Master Fund, L.P.

By:	/s/ David Angstreich
Name: David Angstreich
Title: Chief Operating Officer

VND Partners, L.P.

By:	/s/ David Angstreich
Name: David Angstreich
Title: Chief Operating Officer

Valinor Capital Partners, L.P.

By:	/s/ David Angstreich
Name: David Angstreich
Title: Chief Operating Officer